CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 10, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Report to Shareholders of Chase Money Market Fund, Chase Short-Intermediate Term U.S. Government Securities Fund, Chase Income Fund, Chase Balanced Fund, Chase Equity Income Fund, Chase Small Capitalization Fund, Chase Core Equity Fund, Chase Equity Growth Fund and Chase Equity Growth II Fund (separate portfolios of Mutual Fund Investment Trust) and Core Equity Portfolio and Equity Growth Portfolio (separate portfolios of Mutual Fund Master Investment Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
April 28, 2000